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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                      January 26, 2006 (January 24, 2006)

                              CONCORD CAMERA CORP.
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)



       New Jersey                                         13-3152196
----------------------------                          ---------------------
(State or other jurisdiction                            (I.R.S. Employer
 of incorporation)
Identification Number)

                                     0-17038
                            ------------------------
                            (Commission File Number)


    4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida 33021
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 24, 2006, Concord Camera HK Limited ("CCHK"), a wholly owned subsidiary of Concord Camera Corp. (the "Company"), accepted a proposal from The Hongkong and Shanghai Banking Corporation Limited ("HSBC") dated January 4, 2006 (the "January 2006 Agreement") to revise the existing demand financing facilities between CCHK and HSBC (the "Financing Facilities").

As previously disclosed in the Company's periodic reports and in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2005 (the "October 2005 Form 8-K"), on October 19, 2005, CCHK accepted a proposal from HSBC dated September 20, 2005 (the "September 2005 Agreement") that provided CCHK with an aggregate of approximately $9.6 million in total borrowing capacity, comprising an import facility of $7.7 million and a $1.9 million foreign exchange facility. Under the September 2005 Agreement, CCHK also agreed to provide HSBC with security over cash deposits in the amount of $2 million.

Under the January 2006 Agreement, the foreign exchange facility was eliminated and CCHK agreed to provide HSBC with security over cash deposits in the amount of $6.2 million in addition to the existing $2 million security over cash deposits. In addition to the import facility of $7.7 million, the security also covered a guarantee facility of (euro)380,000 (equal to approximately $500,000), resulting in the required aggregate security over cash deposits of $8.2 million. Upon receipt of CCHK's acceptance of the proposal and CCHK's providing the additional security of $6.2 million, HSBC agreed to cancel (i) the Company's corporate guarantees up to the aggregate amount of $13.7 million and
(euro)380,000 (the "Corporate Guarantees"); (ii) certain liens securing substantially all of CCHK's assets; (iii) the Letters of Undertaking from CCHK to HSBC dated 1998, 1999 and 2000, pursuant to which CCHK was subject to, among other things, certain covenants; and (iv) any and all obligations of the Company and CCHK pursuant to the Capitalization and Subordination Agreement and the Subordination Agreement each dated March 31, 2005 (the "Subordination Agreements"), the provisions of which were described in the October 2005 Form 8-K and are incorporated herein by reference.

A copy of the January 2006 Agreement is attached hereto and incorporated herein by reference. In case of any inconsistency between the discussion of the terms of the January 2006 Agreement provided herein and its provisions, the provisions of the January 2006 Agreement shall govern.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the January 2006 Agreement, HSBC agreed to cancel the Corporate Guarantees and the Subordination Agreements upon HSBC's receipt of the execution copy of the January 2006 Agreement and CCHK's providing the additional security of $6.2 million. The terms of the Corporate Guarantees and the Subordination Agreements and the circumstances surrounding their termination are described in Item 1.01 of this report. The Company incurred no early termination penalties as a result of the termination.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.

Exhibit         Description
No.             of Exhibit
-------         -----------

10.1 Letter agreement between HSBC and CCHK, dated January 4, 2006, relating to the provision of certain Financing Facilities to CCHK and the conditions thereof


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CONCORD CAMERA CORP.


Date:  January 26, 2006                  By:    /s/ Alan Schutzman
                                            ---------------------------------
                                             Alan Schutzman,
                                             Senior Vice President,
                                               General Counsel and Secretary


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